EXHIBIT 10.13

                           CHANGE IN CONTROL AGREEMENT

               THIS CHANGE IN CONTROL AGREEMENT is made and entered into this 30th day of November, 1998, (this "Agreement"), by and among BAY COMMERCIAL SERVICES, a California corporation and bank holding company (the "Company"), BAY BANK OF COMMERCE, a California corporation (the "Bank") (the Company and the Bank are jointly and severally referred to herein as "Employers") and RANDALL D. GREENFIELD (hereinafter referred to as "Executive"):

               WHEREAS, Executive currently is employed by the Company as Vice President and Chief Financial Officer and as Senior Vice President and Chief Administrative Officer of the Bank; and

               WHEREAS, Executive is willing to continue to serve Employers but desires that in the event of a change in control of Employers, he will be paid change in control benefits irrespective of whether he is retained by Employers or any successor to Employers;

               NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained, Employers and Executive hereby agree as follows:

               1. TERM. This Agreement shall terminate, except to the extent that any obligation of Employers hereunder remains unpaid as of such time, upon the earliest of (a) the voluntary or involuntary termination of Executive's employment with Employers or (b) the effective date of a Change in Control, as defined in Section 2 hereof.

               2. CHANGE IN CONTROL OF THE COMPANY OR THE BANK. The term "Change in Control" shall mean a change in control of the Company or the Bank of a nature that would be required to be reported in response to Item 5(f) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the date of this Agreement (the "Exchange Act") or, if Item 5(f) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Exchange Act which serve similar purposes; provided that, without limitation, such change in control shall be deemed to have occurred if and when (A) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Company or the Bank representing 25 percent or more of the combined voting power of the Company's or the Bank's then outstanding securities or (B) individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board of Directors following such election.

               3. PAYMENT OF CHANGE IN CONTROL BENEFIT.

                  (1) Executive shall be entitled to payment of a Change in Control Benefit under this Agreement upon a Change in Control. Such payment will be reduced by any required federal, state, and local income tax, employment tax, and benefits withholdings. The Change in Control Benefit shall be paid as soon as practicable following a Change in Control in the form of a single sum payment or, if elected by the Executive prior to said Change in Control, in the form of an annuity with such term as is elected by the Executive. If the Change in Control Benefit is paid as an annuity, the annuity shall be purchased by the Bank and shall be held as part of the Bank's general assets. The Bank's obligation to pay said annuity shall be considered unfunded as provided under
Section 11 of this Agreement.

                  (2) In the event that any payment or benefit received or to be received by Executive as a result of a change of control, or the termination of Executive's employment (whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with Employers, any person whose actions result in a change in control of Employers or any person affiliated with Employers or such person (together with the Change in Control Benefit, the "Total Payments")) would not be deductible (in whole or in part) as a result of
Section 280G of the Internal Code of 1986, as amended (the "Code"), the Change in Control Benefit shall be reduced until no portion of the Total Payments is not deductible as a result of Section 280G of the Code, or the Change in Control Benefit is reduced to zero. For purposes of this limitation (i) no portion of the Total Payments, the receipt or enjoyment of which Executive shall have effectively waived in writing prior to the date of payment of the Change in Control Benefit, shall be taken into account; (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel selected by Employers' independent auditors and acceptable to Executive, does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code; (iii) the Change in Control Benefit shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clause (i) or clause (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code, in the opinion of the tax counsel referred to in clause (ii); and (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by Employers' independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

                  (3) BENEFICIARY. "Beneficiary" means the person or persons whom the Executive shall designate in writing (on the form attached hereto as Exhibit A) to receive the Change in Control Benefit provided hereunder in the event of his death following a Change in Control and prior to the Bank's purchase of an annuity (if so elected by the Executive). Such designation shall be valid only if it is made on said form, and the Bank receives said form prior to the Executive's death.

                  (4) CHANGE IN CONTROL BENEFIT. means a benefit equal to Executive's Total Compensation multiplied by his Years of Service divided by 12.

                  (5) MONTHS OF SERVICE. "Months of Service" mean the number of complete months which have elapsed starting from the date the Executive first performed an hour of service for the Bank and ending on the effective date of the Change in Control.

                  (6) TOTAL COMPENSATION. "Total Compensation" means the total amount of Executive's Annual Compensation (including Salary, Bonus and Other Annual Compensation), calculated in accordance with the definitions and requirements of Item 402(b) of Regulation S-B, for the Company's most recent fiscal year ended preceding the date of the Change in Control. (7) Years of Service. "Years of Service" mean Months of Service divided by 12, rounded to two decimal places.

               (7) YEARS OF SERVICES. "Years of Service" mean Months of Service divided by 12, rounded to two decimal places.

               4. NO EFFECT ON EMPLOYMENT RIGHTS. Nothing contained in this Agreement or any modification or amendment hereto, or the payment of any benefit, gives or shall be deemed to give Executive any right to continued employment, or any legal or equitable right against Employers or any employee of Employers. Moreover, nothing contained in this Agreement or any modification or amendment hereto, or the payment of any benefit shall modify, or otherwise have any effect on, Executive's employment relationship with Employers.

               This Agreement shall also not affect Executive's rights under any employee benefit plan offered by Employers, such as any pension or profit-sharing, medical, dental or hospitalization, life insurance, AD&D, bonus, incentive compensation, stock option, or vacation pay plan. Executive's rights under those plans are governed solely by their terms, and Executive should review those plans to ascertain his rights under them. In particular, Executive's receipt of a Change in Control Benefit under this Agreement does not change the date of his termination of employment for purposes under any such plans.

               5. NOTICES. Any notices to be given hereunder by either party to the other may be effected in writing either by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Notices to Employers shall be given to the Bank at its then current principal office, c/o Chairman of the Board of Directors. Notices to Executive shall be sent to Executive's then current personal residence. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of five (5) days after mailing.

               6. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to severance benefits or benefits tied to a Change in Control. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid and binding. Any modification of this Agreement will be effective only if it is in writing signed by all parties to this Agreement.

               7. SEVERABILITY. In the event that any term or condition contained in this Agreement shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or non-enforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein.

               8. ADMINISTRATION. Employers shall have the power, in their discretion, to interpret and make all determinations as to the right to a Change in Control Benefit under this Agreement. Their interpretation or determinations thereof in good faith shall be final and conclusive, and subject to review only to the extent a court or arbitrator concludes that any such interpretation or determination is arbitrary or capricious.

               9. CHOICE OF LAW AND FORUM. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except to the extent preempted by the laws of the United States. Any action or proceeding brought upon, or arising out of, this Agreement or its termination shall be brought in a forum located within the State of California, and Executive hereby agrees to be subject to service of process in the State of California.

               10. WAIVER. The parties hereto shall not be deemed to have waived any of their respective rights under this Agreement unless the waiver is in writing and signed by such waiving party. No delay in exercising any rights shall be a waiver nor shall a waiver on one occasion operate as a waiver of such right on a future occasion.

               11. EXECUTIVE'S RIGHTS UNSECURED. The Agreement is intended to be unfunded for purposes of the Code. The Bank's obligation under this Agreement shall be that of an unfunded and unsecured promise by the Bank to pay money in the future. All distributions under this Agreement shall be paid from the general assets of the Bank. The right of the Executive or any Beneficiary to receive a distribution under this Agreement shall be an unsecured claim against the general assets of the Bank, and neither the Executive nor any Beneficiary shall have any rights in or against any assets of the Employers.

               12. NONASSIGNABLE. Neither the Executive nor his Beneficiary shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony, or separate maintenance owed by the Executive or his Beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

               13. ASSUMPTION. The surviving or resulting corporation, the transferee of Employers' assets, or Employers, as the case may be, shall be bound by the provisions of this Agreement. Employers shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of either Employer, by agreement in form and substance satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employers would be required to perform it if no such succession had taken place. As used in this Agreement, "Employers" shall mean Employers as hereinbefore defined and any successor to Employers' business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

               14. CAPTIONS AND PARAGRAPH HEADINGS. Captions and paragraph headings used herein are for convenience and ready reference only and are not a part of this Agreement and shall not be used in the construction or interpretation thereof.

               15. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or breach of this Agreement, shall be settled by arbitration in accordance with the Employment Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be three arbitrators, one to be chosen directly by each party, and the third arbitrator to be selected by the two arbitrators so chosen. Each party shall pay the fees of the arbitrator he or it selects and of his or its own attorneys, and the expenses of him or its witnesses and all other expenses connected with representing him or its case. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the third arbitrator, and all other fees and costs, shall be borne equally by the parties.

               EXECUTED on the day and year first-above written.

EMPLOYERS:                                    EXECUTIVE:
BAY COMMERCIAL SERVICES
                                              /s/ Randall D. Greenfield
                                              -------------------------
By /s/ Joshua Fong                           Randall D. Greenfield
----------------------------------
Joshua Fong, Chairman of the Board

BAY BANK OF COMMERCE

By /s/ Dimitri Koroslev
--------------------------------------
Dimitri Koroslev, Chairman of the Board

                                  EXHIBIT 10.13
                                    EXHIBIT A

                          DESIGNATION OF BENEFICIARIES

I, Randall D. Greenfield, hereby designate the following person(s) as my Beneficiary(ies) under the Change in Control Agreement ("Agreement") to receive any amounts that might be payable as of the date of my death:

               Primary Beneficiary
               Name:                     Percentage:      %
               Address:

               Alternate Beneficiary
               Name:                     Percentage:      %
               Address:
               Name:                     Percentage:      %
               Address:
               Name:                     Percentage:      %
               Address:

This designation supersedes all prior Beneficiary designations I have made under the Agreement. DATED:________ ___, ________.




               ---------------------------------------------
               Randall D. Greenfield